Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form F-4 of Suzano Papel e Celulose S.A. of our report dated May 16, 2018 relating to the financial statements of Suzano Papel e Celulose S.A., which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Auditores Independentes

São Paulo, Brazil

August 13, 2018